Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Grupo Financiero Galicia S.A.‘s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

By                /s/ Santiago José Mignone

        Santiago José Mignone

Buenos Aires, Argentina

September 8, 2017